Exhibit 99.1
News Release

Investor Relations Contact:	Investor Relations Contact:
Steven Melman, V.P. of Investor Relations	Sonia Segovia, IR Coordinator
PDF Solutions, Inc.	PDF Solutions, Inc.
Tel: (408) 938-6445	Tel: (408) 938-6491
Email: steve.melman@pdf.com	Email: sonia.segovia@pdf.com
PDF Solutions® Reports First Quarter
2007 Results
Total Quarterly Revenue Exceeds $20 Million
     SAN JOSE, Calif.—April 25, 2007—PDF Solutions, Inc. (NASDAQ: PDFS) the leading provider of process-design integration technologies to enhance IC manufacturability, today announced financial results for its first fiscal quarter ended March 31, 2007.
     Revenue for the first fiscal quarter of 2007 totaled $22.1 million, an increase of 12%, compared with revenue of $19.9 million for the first fiscal quarter of 2006. Gain share revenue for the first fiscal quarter of 2007 totaled $4.9 million, compared to $5.0 million for the first fiscal quarter of 2006. On a GAAP basis, net loss for the first fiscal quarter of 2007 totaled approximately $2.4 million, or $0.08 per basic share, compared with net income of $268,000, or $0.01 per diluted share, for the first fiscal quarter of 2006.
     In addition to using GAAP results in evaluating PDF Solutions’ business, management also believes it is useful to measure results using a non-GAAP measure of net income, which excludes stock-based compensation expense, amortization of acquired intangible assets and their related income tax effects. Using this non-GAAP measure, net income for the first fiscal quarter of 2007 totaled approximately $3.9 million, or $0.14 per diluted share, compared with non-GAAP net income of approximately $3.3 million, or $0.12 per diluted share, for the first fiscal quarter of 2006.
     As previously announced, PDF will hold a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today to discuss these results. A live web cast of this conference call will be available on PDF Solutions’ website at http://ir.pdf.com/medialist.cfm. A
-more-

web cast replay will be available at the same website address beginning approximately two hours after completion of the live call. Further, a copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measure, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will be available on PDF Solutions’ website at http://www.pdf.com/news_archive.phtml following the date of this release.
Information Regarding Use of Non-GAAP Financial Measures
In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of stock-based compensation expense, amortization of acquired intangible assets, and their related income tax effects. PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results. These non-GAAP financial measures are used by management internally to measure the company’s profitability and performance. PDF’s management believes that excluding the effects of stock-based compensation expense, amortization of acquired intangible assets, and their related income tax effects, provides a useful supplemental measure of the company’s ongoing operations in light of the fact that neither category of expense has a current effect on the future uses of cash nor do they have use with regards to the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management. A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measure is provided at the end of the company’s financial statements presented below.
About PDF Solutions
PDF Solutions, Inc. (NASDAQ: PDFS) is a leading provider of process-design integration technologies for manufacturing integrated circuits (ICs). PDF Solutions’ software, methodologies and services enable semiconductor companies to create IC designs that can be more easily manufactured using manufacturing processes that are more capable. By simulating deep sub-micron product and process interactions, the PDF solution offers clients reduced time to market, increased IC yield and performance, and enhanced product reliability and profitability. PDF Solutions also offers the industry leading Yield Management System (YMS) software, dataPOWER®, and Fault Detection and Classification (FDC) software, Maestria®, to enhance yield improvement and production control activities at leading fabrication facilities around the world. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Europe, Japan and China. For more information, visit www.pdf.com.
DataPOWER, Maestria and PDF Solutions are registered trademarks of PDF Solutions, Inc.
-more-

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	March 31,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$32,083	$36,451
Short-term investments	18,419	16,402
Accounts receivable, net of allowances	35,099	27,575
Prepaid expenses and other current assets	2,720	2,796
Deferred tax assets	3,087	2,581

Total current assets	91,408	85,805
Property and equipment, net	3,742	3,916
Goodwill	60,997	60,034
Intangible assets, net	11,004	13,605
Deferred tax assets	6,603	4,994
Other assets	533	503

Total assets	$174,287	$168,857

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of long-term debt	$289	$302
Accounts payable	2,554	3,182
Accrued compensation and related benefits	5,364	3,325
Other accrued liabilities	2,283	3,843
Taxes payable	1,533	4,767
Deferred revenues	6,572	3,705
Billings in excess of recognized revenue	888	95

Total current liabilities	19,483	19,219
Long-term debt	1,173	1,198
Long-term taxes payable	4,757	—
Other liabilities	177	221

Total liabilities	25,590	20,638

Stockholders’ equity:
Common stock	4	4
Additional paid-in-capital	169,580	167,323
Treasury stock, at cost	(5,549)	(5,549)
Accumulated deficit	(16,774)	(13,890)
Accumulated other comprehensive income	1,436	331

Total stockholders’ equity	148,697	148,219

Total liabilities and stockholders’ equity	$174,287	$168,857

-more-

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended
	March 31,		March 31,
	2007		2006
Revenue:
Design-to-silicon-yield solutions:
Integrated solutions		$13,764	$12,229
Software licenses		3,485	2,612
Gain share		4,893	5,016

Total revenue		22,142	19,857

Cost and expenses:
Cost of design-to-silicon-yield solutions:
Direct costs of design-to-silicon-yield solutions:
Integrated solutions		7,708	6,429
Software licenses		59	11
Amortization of acquired core technology		1,575	1,266
Research and development		8,370	6,256
Selling, general and administrative		5,844	4,956
Amortization of other acquired intangible assets		1,013	235

Total costs and expenses		24,569	19,153

Income (loss) from operations		(2,427)	704
Interest and other income, net		496	635

Income (loss) before taxes		(1,931)	1,339

Tax provision		424	1,071

Net income (loss)		$(2,355)	$268

Net income (loss) per share:
Basic	$	(0.08)	$0.01

Diluted	$	(0.08)	$0.01

Weighted average common shares:
Basic		27,980	26,542

Diluted		27,980	28,223

-more-

PDF SOLUTIONS, INC.
IMPACT of NON-GAAP ADJUSTMENTS ON REPORTED NET INCOME (LOSS) (UNAUDITED)
(In thousands, except per share amounts)

	Three Months Ended					Three Months Ended
	March 31, 2007					March 31, 2006
	As reported	Adjustments		Non-GAAP		As reported	Adjustments		Non-GAAP
Revenue:
Design to-silicon-yield solutions:
Integrated solutions	$13,764			$13,764		$12,229			$12,229
Software licenses	3,485			3,485		2,612			2,612
Gain share	4,893			4,893		5,016			5,016

Total revenue	22,142	—		22,142		19,857	—		19,857

Cost and expenses:
Cost of design-to-silicon-yield solutions:
Direct cost of design-to-silicon-yield solutions:
Integrated solutions	7,708	(493	)(a)	7,215		6,429	(621	)(a)	5,808
Software licenses	59			59		11			11
Amortization of acquired core technology	1,575	(1,575	)(b)	—		1,266	(1,266	)(b)	—
Research and development	8,370	(562	)(a)	7,808		6,256	(618	)(a)	5,638
Selling, general and administrative	5,844	(782	)(a)	5,062		4,956	(929	)(a)	4,027
Amortization of other acquired intangible assets	1,013	(1,013	)(b)	—		235	(235	)(b)	—

Total costs and expenses	24,569	(4,425)		20,144		19,153	(3,669)		15,484

Income (loss) from operations	(2,427)	4,425		1,998		704	3,669		4,373
Interest and other income	496			496		635			635

Income (loss) before taxes	(1,931)	4,425		2,494		1,339	3,669		5,008

Tax provision (benefit)	424	(1,810	)(a,b)	(1,386)		1,071	673	(a,b)	1,744

Net income (loss)	$(2,355)	$6,235		$3,880		$268	$2,996		$3,264

Net income (loss) per share — diluted	$(0.08)	$0.22		$0.14		$0.01	$0.11		$0.12

Weighted average common shares — diluted	27,980	28,590		28,590	(c)	28,223	28,223		28,223

Notes:
(a)	The non-GAAP adjustments represent the reversal of stock-based compensation, net of taxes.
(b)	The non-GAAP adjustments represent the reversal of amortization of intangible assets, net of taxes.
(c)	The shares used in computing non-GAAP net income for the three months ended March 31, 2007 and 2006 include the dilutive impact of common stock options.

###